Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2001 relating to the consolidated statements of operations, comprehensive loss, stockholders’ equity, cash flows and financial statement schedule of The TriZetto Group, Inc., for the year ended December 31, 2000 which appears in The TriZetto Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/    PRICEWATERHOUSECOOPERS, LLP

Orange County, California

June 27, 2003